Exhibit 99.1

Media Contacts:

In Chicago: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

In Sydney: Phillip Gray, +61 2 9276 4456 or phillip.gray@morningstar.com

Investors: Investors may submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar Australasia Completes Acquisition of Sydney-based Aegis Equities Research

CHICAGO/SYDNEY, March 31, 2010—Morningstar Australasia Pty Limited, an Australian subsidiary of Morningstar, Inc. (NASDAQ: MORN), has completed its previously announced acquisition of Aegis Equities Research, a leading provider of independent equity research, from Aegis Equities Holdings Pty Ltd.

Aegis Equities Research was founded in 1999 and currently serves institutional, adviser, and retail clients. It operates a web-based research platform that includes proprietary equities research and market commentary on more than 200 Australian Securities Exchange (ASX)-listed companies for brokers, financial advisers, and other institutions. Aegis also operates ShareAnalysis.com, a subscription-based website for individual investors, and publishes the ShareAnalysis weekly e-newsletter, which includes market news, analysis, and investment ideas. The Aegis business also provides model equity portfolios that can be licensed as a sub-advisory service for managed accounts or in “buy lists.”

The press release announcing Morningstar’s plan to acquire Aegis Equities Research is available at http://global.morningstar.com/aegis.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 350,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 4 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. The company has operations in 20 countries and minority ownership positions in companies based in two other countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,”

“predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

# # #

©2010 Morningstar, Inc.  All rights reserved.

MORN-C